Exhibit 99.1

CONTACT:
Ian Halifax	Anne Marie McCauley
Wind River	Wind River
Chief Financial Officer	Vice President, Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	annemarie.mccauley@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports First Quarter Fiscal Year 2010 Results

ALAMEDA, Calif., June 4, 2009— Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported results for the first quarter of fiscal year 2010, ended April 30, 2009. Revenues for the first quarter of fiscal 2010 were $82.5 million, compared with $87.9 million reported in the first quarter of fiscal 2009, a decrease of 6 percent.

GAAP Results: Net income for the first quarter of fiscal 2010 was $0.6 million, compared to net income of $0.5 million in the first quarter a year ago. Net income per diluted share for the quarter was $0.01, compared to net income per diluted share of $0.01 in the first quarter a year ago.

Non-GAAP Results: Non-GAAP net income for the first quarter of fiscal 2010 was $7.3 million, compared to non-GAAP net income of $7.8 million in the first quarter a year ago. Non-GAAP net income per diluted share for the quarter was $0.09, compared to net income per diluted share of $0.09 in the first quarter a year ago. A detailed reconciliation of GAAP to non-GAAP results is provided at the end of this release.

Deferred revenues as of April 30, 2009 were $121.3 million, compared to $145.2 million as of April 30, 2008, a decrease of 16 percent. Cash, cash equivalents and investments totaled $169.8 million as of April 30, 2009. Cash flows from operations for the first quarter of fiscal 2010 were $5.5 million.

Financial Outlook

In light of this morning’s announcement that we have entered into a definitive agreement to be acquired by Intel, Wind River is not providing any financial outlook for the second quarter fiscal 2010 and is withdrawing its previously issued financial outlook for the full fiscal year 2010.

Conference Call

Wind River will hold its quarterly conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its first quarter financial results and business highlights. Investors can listen to the conference call via webcast at http://ir.windriver.com or by calling +1.800.399.5927 in the United States or +1.706.643.3427 internationally.

A replay of the webcast can be accessed via Wind River’s web site at http://ir.windriver.com.

Additionally, an audio replay of the conference call will be available through June 12, 2009 by calling +1.800.642.1687 in the United States or +1.706.645.9291 internationally (conference id required: 97031711).

Use of Non-GAAP Financial Information

This press release includes the following supplemental non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The presentation of this supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles. In addition, these measures may be materially different from non-GAAP financial measures used by other companies. Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. For a description of these non-GAAP financial measures, including the reasons management uses these measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the following sections of this release entitled “About Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures.” All non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP. Unless specified otherwise in this release, all references to GAAP and non-GAAP net income (loss) per share are calculated on a fully-diluted basis.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). Wind River enables companies to develop, run and manage device software faster, better, at lower cost and more reliably. Wind River platforms are pre-integrated, fully standardized, enterprise-wide development solutions. They reduce effort, cost and risk and optimize quality and reliability at all phases of the device software development process, from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at www.windriver.com or call 1-800-872-4977.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2009	2008
Revenues, net:
Product	$30,174	$32,898
Subscription	29,020	33,070
Service	23,276	21,897

Total revenues, net	82,470	87,865
Cost of revenues:
Product	661	750
Subscription	2,964	4,662
Service	14,284	16,746
Amortization of purchased intangibles	399	528

Total cost of revenues	18,308	22,686

Gross profit	64,162	65,179
Operating expenses:
Selling and marketing	32,969	35,172
Product development and engineering	20,872	20,307
General and administrative	8,281	9,040
Amortization of other intangibles	882	107
Restructuring and other charges	848	2,930

Total operating expenses	63,852	67,556

Income (loss) from operations	310	(2,377)
Other income, net	109	2,563

Income before income taxes	419	186
Benefit from income taxes	(142)	(276)

Net income	$561	$462

Net income per share:
Basic and diluted	$0.01	$0.01

Shares used in per share calculation:
Basic	76,676	85,211

Diluted	77,127	85,496

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	April 30, 2009	January 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$74,585	$78,825
Short-term investments	16,400	15,815
Accounts receivable, net	61,943	78,557
Prepaid and other current assets	19,034	18,928

Total current assets	171,962	192,125
Long-term investments	78,783	74,499
Property and equipment, net	77,761	78,825
Goodwill	111,798	108,102
Other intangibles, net	11,426	10,866
Other assets	14,858	14,582

Total assets	$466,588	$478,999

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$7,388	$9,066
Accrued and other current liabilities	11,712	14,566
Accrued compensation	20,778	27,364
Income taxes payable	293	85
Deferred revenues	105,055	114,456

Total current liabilities	145,226	165,537
Long-term deferred revenues	16,252	17,765
Other long-term liabilities	10,949	10,164

Total liabilities	172,427	193,466

Wind River Systems, Inc. stockholders’ equity:
Common stock	93	92
Additional paid-in-capital	898,514	893,791
Treasury stock	(153,208)	(152,406)
Accumulated other comprehensive loss	(4,473)	(8,637)
Accumulated deficit	(446,889)	(447,450)

Total Wind River Systems, Inc. stockholders’ equity	294,037	285,390
Noncontrolling interest	124	143

Total equity	294,161	285,533

Total liabilities and equity	$466,588	$478,999

WIND RIVER SYSTEMS, INC.

ABOUT NON-GAAP FINANCIAL MEASURES

In addition to the company’s condensed consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, Wind River is providing in this release certain supplemental non-GAAP measures of financial performance. These non-GAAP financial measures include: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see the following section of this release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

The presentation of supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be materially different from non-GAAP financial measures used by other companies.

Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. Wind River excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. The company’s non-GAAP financial measures exclude stock-based compensation expense related to the grant of stock options, other related instruments and restricted stock issued in the Interpeak acquisition. While stock-based compensation is a significant expense affecting the company’s results of operations, management excludes stock-based compensation from its budget and operating decision-making processes because it believes that these non-cash expenses do not reflect the company’s ongoing operating results. Since stock-based compensation expense is excluded from non-GAAP financial measures, the company also excludes unamortized stock-based compensation in its computation of non-GAAP dilutive shares, which generally decreases the weighted number of buyback shares under the treasury stock method.

Amortization of purchased and other intangible assets. In accordance with GAAP, Wind River incurs expenses for the amortization of purchased and other intangibles resulting from prior acquisitions. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

Other costs. Wind River excludes amounts from non-GAAP financial measures related to restructuring and other charges, employer payroll taxes on stock option exercises, acquisition related costs and impairments on investments. The company excludes such costs because management believes that they are not related to the company’s core operating results and because the frequency and variability in the nature and amount of the charges can vary significantly from period to period.

Income tax related to non-GAAP items. In order to present full non-GAAP results, the company adjusts its provision for income taxes to reflect the tax effects of excluding the non-GAAP items noted above. In addition, the company includes the associated tax benefit related to stock option net operating losses and excludes amounts in its non-GAAP financial measures related to the establishment or reversal of income tax valuation allowances as management believes that such amounts are not indicative of the company’s ongoing business operating results and they are not included in budget or planning processes.

All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States.

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
	2009	2008
GAAP gross profit	$64,162	$65,179
Stock-based compensation (1)	628	649
Amortization of purchased and other intangibles	399	528
Employer payroll taxes on stock option exercises	19	29

Non-GAAP gross profit	$65,208	$66,385

GAAP operating income (loss)	$310	$(2,377)
Stock-based compensation (1)	4,150	4,288
Amortization of purchased and other intangibles	1,281	635
Restructuring and other charges	848	2,930
Employer payroll taxes on stock option exercises	104	33
Acquisition related costs	332	—

Non-GAAP operating income	$7,025	$5,509

GAAP net income	$561	$462
Stock-based compensation (1)	4,150	4,288
Amortization of purchased and other intangibles	1,281	635
Restructuring and other charges	848	2,930
Employer payroll taxes on stock option exercises	104	33
Impairments on investments	413	357
Acquisition related costs	332	—
Income tax related to non-GAAP adjustments	(371)	(924)

Non-GAAP net income	$7,318	$7,781

GAAP net income per diluted share	$0.01	$0.01
Stock-based compensation (1)	0.04	0.05
Amortization of purchased and other intangibles	0.02	0.01
Restructuring and other charges	0.01	0.03
Employer payroll taxes on stock option exercises	—	—
Impairments on investments	0.01	—
Acquisition related costs	—	—
Income tax related to non-GAAP adjustments	—	(0.01)

Non-GAAP net income per diluted share	$0.09	$0.09

Shares used in GAAP per diluted share amounts	77,127	85,496
Adjustments to diluted shares related to non-GAAP items	1,878	791

Shares used in non-GAAP per diluted share amounts	79,005	86,287

(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$17	$16
Subscription	381	413
Service	230	220

Total cost of revenues	628	649

Operating expenses:
Selling and marketing	1,347	1,469
Product development and engineering	929	929
General and administrative	1,246	1,241

Total operating expenses	3,522	3,639

Total stock-based compensation expense	$4,150	$4,288